Exhibit 4.42

THIS DEED is dated 17 March 2017 (the "Effective Date") and made between:

PARTIES

(1)
OCEAN RIG UDW INC., a corporation registered by way of continuation in the Cayman Islands with its registered address at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands and with registration number MC-310396 ("UDW"), on its own behalf and on behalf of all of its direct and indirect Subsidiaries other than the DFH Parties, the DOV Parties and the DRH Parties (collectively the "UDW Parties");

(2)
DRILLSHIPS FINANCING HOLDING INC., a Marshall Islands corporation with company registration number 61701 and a registered foreign office in the Cayman Islands at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("DFH"), on its own behalf and on behalf of its direct and indirect Subsidiaries (collectively the "DFH Parties");

(3)
DRILLSHIPS OCEAN VENTURES INC., a Marshall Islands corporation with company registration number 55652 and a registered foreign office in the Cayman Islands at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("DOV") on its own behalf and on behalf of its direct and indirect Subsidiaries (collectively the "DOV Parties"); and

(4)
DRILL RIGS HOLDINGS INC., a Marshall Islands corporation with company registration number 61701 and a registered foreign office in the Cayman Islands at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands ("DRH") on its own behalf and on behalf of its direct and indirect Subsidiaries; (collectively the "DRH Parties", and together with the UDW Parties, the DFH Parties, and the DOV Parties, the "Parties" or the "Group").

BACKGROUND

(A)	UDW is a publicly traded company incorporated in the Cayman Islands and the ultimae parent company of the other Parties.

(B)
The Group has historically operated a cash management protocol pursuant to which cash has been transferred between entities to meet the needs of the entities within the Group as and when those needs arose. These transfers have been recorded in the Group's internal books and records as creating intragroup receivables and payables between members of the Group that are subordinated to the Senior Debt.

(C)
In the light of the forgoing, each member of the Group has concluded that it is in its interests and the interests of its stakeholders to settle the intragroup receivables and payables in accordance with the terms of this Deed.

IT IS AGREED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Deed:

"Algarve" means Algarve Finance Limited, a Marshall Islands corporation with company registration number 46035.

"Alley" means Alley Finance Co., a Marshall Islands corporation with company registration number 47132.

"DFH Agreement" means the term loan agreement dated 12 July 2013 between, inter alia, DFH and UDW.

"DOV Agreement" the term loan agreement dated 25 July 2014 between, inter alios, DOV and UDW.

"Group" has the meaning given that that term in the description of the PARTIES to this Deed.

"Intragroup Liabilities" means all liabilities, claims, causes of actions, debts or obligations owed by any one member of the Group to any other member of the Group of any nature as of the date of this Deed, whether known, unknown, liquidated, unliquidated, fixed, contingent, imputed, disputed or undisputed.

"Parties" has the meaning given that that term in the recitals to this Deed, and "Party" means any of the Parties.

"Senior Debt" means all financial indebtedness of the Group outstanding pursuant to or in connection with:

(a)	the indenture dated 20 September 2012 between, inter alios, DRH and UDW governing the 6.5% senior secured notes due 2017;

(b)	the indenture dated 26 March 2014 between UDW and Deutsche Bank Trust Company Americas governing the 7.25% Senior Notes due 2019;

(c)	the DFH Agreement; and

(d)	the DOV Agreement.

"SSNs" means the senior secured notes due 2017 issued under the indenture dated 20 September 2012 between, inter alios, DRH and UDW.

"Subsidiary" means a Subsidiary as defined in section 1159 of the Companies Act 2006.

"SUNS" means the senior unsecured notes due 2019 issued under the indenture dated 26 March 2014 between UDW and Deutsche Bank Trust Company Americas.

"Treasury Bonds" means (a) the (i) $330,277,000 of SSNs and (H) $369,026,000 of SUNs held by Alley, and (b) the $10,000,000 of SSNs held by Algarve.

1.2	Any reference in this Deed to an agreement is a reference to such agreement as amended and or restated from time to time.

2.	ACKNOWLEDGMENT AND CONSIDERATION

It is hereby agreed and acknowledged that each of the Parties has entered into this Deed and agreed to make the waivers and releases applicable to it herein, in consideration for the cancellation of the Treasury Bonds and in reliance on each other Party entering into this Deed and agreeing to give the waivers and releases applicable to it herein.

3.	SETTLEMENT AND RELEASE OF INTRAGROUP LIABILITIES

3.1
On or before the Effective Date, or as soon as practicable thereafter, UDW shall procure Alley and Algarve to request that the relevant issuer take all actions necessary to cancel the respective Treasury Bonds.

3.2	Each Party hereby agrees that, on the Effective Date, all Intragroup Liabilities owed to it shall be immediately, irrevocably and unconditionally waived and released.

3.3
For the avoidance of doubt, without affecting the validity or enforceability of the above mentioned release of the Intragroup Liabilities, additional agreements may be entered into at the option of the respective parties to record the effect of the release of the Intragroup Liabilities (by distribution, contribution or otherwise) at their sole discretion.

4.	COSTS

Each Party shall pay its own costs and expenses in connection with the negotiation, preparation and performance of this Deed.

5.	FURTHER ASSURANCE

Each Party shall from time to time and at its own cost do, execute and deliver or procure to be done, executed and delivered all such further acts, documents and things required by, and in a form satisfactory to, another Party in order to give full effect to this Deed and its rights, powers and remedies under this Deed.

6.	ENTIRE AGREEMENT

6.1	This Deed constitutes the whole agreement between the Parties with regards to the terms contained in it and supersedes any previous arrangements or agreements between them relating to such terms.

6.2	Each Party confirms that it has not entered into this Deed on the basis of any representation, warranty, undertaking or other statement whatsoever which is not expressly incorporated into this Deed.

6.3	Save in relation to breach of this Deed, no Party shall have any right or remedy, or make or have any claim, against another Party in connection with the subject matter of this Deed.

7.	THIRD PARTY RIGHTS

A person who is not a party to this Deed has no rights under the Contracts (Rights of Third Parties) Act 1999 or otherwise to enforce any term of this Deed.

8.	SEVERABILITY

If any provision of this Deed is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, it shall be deemed to be severed from this Deed and the Parties shall use all reasonable efforts to replace such provision with one having an effect as close as possible to the deficient provision. The remaining provisions will remain in full force in that jurisdiction and all provisions will continue in full force in any other jurisdiction.

9.	COUNTERPARTS

This Deed may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Deed.

10.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law.

IN WITNESS whereof this Deed has been duly executed and delivered and takes effect on the date stated at the beginning of it.

EXECUTED AS A DEED by
OCEAN RIG UDW INC.
a company incorporated in the Cayman
Islands on its own behalf and on behalf of
each of the other UDW Parties, acting by
John Liveris
(being a person who, in accordance with the laws of that country, is acting under the authority of the company), in the presence of:

Witness signature: /s/ Nikiforos G. Sifakis

Name (print):

Address:
) ) ) ) ) ) ) )	/s/ John Liveris NIKIFOROS G. SIFAKIS Attorney-at-Law 52 Ag. Konstantinou Street-151 24 Marous Athens, Greece Tel.: +30 210 6140580

EXECUTED AS A DEED by
DRILLSHIPS FINANCING HOLDING
INC.,
a company incorporated in the Marshall
Islands on its own behalf and on behalf the
DFH Parties, acting by
Michael Pearson
(being a person who, in accordance with
the laws of that country, is acting under the
authority of the company),
in the presence of:

Witness signature:

 Name (print): Caroline Moore

Address:      32 Garden Retreat, George Town
Grand Cayman
) ) ) ) ) ) ) ) ) )	/s/ Michael Pearson /s/ Caroline Moore

EXECUTED AS A DEED by
DRILLSHIPS OCEAN VENTURES INC.,
a company incorporated in the Marshall
Islands on its own behalf and on behalf
the DOV Parties, acting by
Michael Pearson
(being a person who, in accordance with
the laws of that country, is acting under
the authority of the company),
in the presence of:

Witness signature:

Name (print): Caroline Moore

Address:    32 Garden Retreat, George Town
Grand Cayman
) ) ) ) ) ) ) )	/s/ Michael Pearson /s/ Caroline Moore

EXECUTED AS A DEED by
DRILLSHIPS RIG HOLDINGS INC.,
a company incorporated in the Marshall
Islands on its own behalf and on behalf
the DRH Parties, acting by
Casey McDonald
(being a person who, in accordance with
the laws of that country, is acting under
the authority of the company),
in the presence of:

Witness signature: /s/ Sarah Goring

Name (print): Sarah Goring

Address:      1st Floor, Willow House
Cricket Square
George Town, Grand Cayman

) ) ) ) ) ) ) ) ) )	/s/ Casey McDonald